UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 10, 2015

Pershing Gold Corporation

(exact name of registrant as specified in its charter)

Nevada	000-54710	26-0657736
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1658 Cole Boulevard Building 6 – Suite 210 Lakewood, Colorado	80401
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (720) 974-7248

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

Subscription Agreements, Placement Agency Agreement, Registration Rights Agreement, and Warrants

On April 10, 2015, Pershing Gold Corporation (the “Company”) issued 29,740,001 Units, with each Unit comprised of one share (the “Unit Shares”) of the Company’s common stock, par value $0.0001 per share (“Common Stock”) and a 24 month warrant (the “Warrant”) to purchase 0.4 of a share of Common Stock (the “Warrant Shares”) at an exercise price of $0.44, for a total of 29,740,001 shares of Common Stock and Warrants to acquire an additional 11,895,968 shares of Common Stock. The gross proceeds totaled approximately $9.6 million.

The Units were issued pursuant to subscription agreements (the “Subscription Agreements”) entered into on April 10, 2015 between the Company and certain accredited investors. The Subscription Agreements contain customary terms and conditions including, among other things, terms of the subscription and investor representations and warranties. The Company also entered into a Placement Agency Agreement with a FINRA broker dealer on April 10, 2015. The Placement Agency Agreement permits the sale of up to $15 million of Units until April 21, 2015 and contains customary terms and conditions including, among other things, representations and warranties by the Company and the placement agent, closing deliveries, and indemnification.

The Warrants sold as part of the Units are exercisable immediately at an exercise price of $0.44 per share of Common Stock, subject to adjustment in the event of stock dividends, recapitalizations or certain other transactions. The Warrants will expire on April 10, 2017.

In connection with the private placement, the Company and the investors entered into a registration rights agreement dated April 10, 2015 (the “Registration Rights Agreement”) which requires the Company, at any time after May 25, 2015 to file a registration statement under the Securities Act of 1933, as amended, to register the resale of the Common Stock issued as part of the Units and the Common Stock issuable upon the exercise of the Warrants. The Registration Rights Agreement also contains piggyback registration rights requiring the Company to include such holders’ shares of Common Stock under certain circumstances in future registration statements that may be filed by the Company.

The foregoing summary of the terms of the Subscription Agreement, the Placement Agency Agreement, the Registration Rights Agreement and the Warrants does not purport to be complete and is qualified in its entirety by reference to the text of the Subscription Agreement, the Placement Agency Agreement, the Registration Rights Agreement and the Warrants, which the Company plans to file with its Quarterly Report on Form 10-Q for the Quarter ended March 31, 2015.

Item 3.02	Unregistered Sales of Equity Securities

The information provided in Item 1.01 is incorporated herein by reference.

In connection with the private placement, the Company issued 29,740,001 shares of Common Stock and Warrants to acquire an aggregate of 11,895,968 shares of Common Stock, for aggregate gross proceeds of approximately $9.6 million and net proceeds of approximately $9.0 million after commissions. Certain FINRA broker-dealers acted on behalf of the Company and will be paid aggregate cash commissions of approximately $615,000 and will be issued 30 month warrants to purchase an aggregate of 1,604,921 shares of Common Stock at an exercise price of $0.325.

The Company relied on the exemption from registration under Section 4(2) of the Securities Act or Rule 506 of Regulation D, or Regulation S, for purposes of the private placement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

 Date: April 13, 2015

PERSHING GOLD CORPORATION

By:	/s/ Eric Alexander
Eric Alexander
Vice President Finance and Controller